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                                                                    EXHIBIT 10.1


                                                               February 28, 2001



Mr. Randy Ruhlman
Ruhlman Motor Sports
2530 Brandt Forest Court
Greensboro, NC  27455


Dear Randy:

We are pleased to have the opportunity to be associated with Ruhlman Motorsports for the 2001 race season. The move to the Chevrolet Corvette is very exciting and should contribute to an enhanced visibility this year. After all, everyone loves Corvettes. (You know, "Baseball, hotdogs, apple pie & Chevrolet!")

PLP(R) agrees to support Ruhlman Motorsports for the 2001 season through a sponsorship fee of $658,000. Enclosed is a check for $300,000. The disbursement schedule for the remaining amount is as follows:

                               APRIL 2001 -   $179,000
                               MAY 2001   -   $179,000

As in the past, PLP agrees to pay for crash damage not to exceed $25,000 this season. "Fender bender" type accidents or maintenance items will not qualify for crash damage reimbursement.

Currently, we are committed to customer related activities at the Cleveland and Portland events. Other events are still being considered. As discussed, your idea to support customer entertainment in the paddock area is very appealing to us.
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R. RUHLMAN
RUHLMAN MOTORSPORTS
FEBRUARY 28, 2001                                                       PAGE 2
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We are evaluating our requirements for event give-aways, and need to review this area with you or Cristi before vendor commitments are in place.

Randy, we anticipate an exciting and successful 2001 season. We look forward to building stronger customer relationships in the coming months through our unique association with Ruhlman Motorsports. Please call me if there should be any questions.

                                                Regards,

                                                /s/ Jon Barnes
                                                ---------------------

                                                Jon Barnes

RJB:jkj

cc:   J. R. Ruhlman, R. G. Ruhlman